Exhibit 4

SUPPLEMENTAL INDENTURE NO. 7

This Supplemental Indenture No. 7 (“Supplemental Indenture”), dated as of June 6, 2006, is between Bausch & Lomb Incorporated (the “Company”) and Citibank, N.A., as trustee (the “Trustee”), and amends the Indenture, dated as of September 1, 1991, between the Company and the Trustee, as amended by Supplemental Indenture, dated as of May 13, 1998, Supplemental Indenture No. 2, dated July 29, 1998, Supplemental Indenture No. 3, dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003, Supplemental Indenture No. 5, dated August 4, 2003, and Supplemental Indenture No. 6, dated December 20, 2004 (as so amended, the “Original Indenture”), with respect to the following series of Securities issued under the Original Indenture and various indentures supplemental thereto:

2004 Senior Convertible Securities due August 1, 2023 (CUSIP No. 071707AM5)
Floating Rate Convertible Senior Notes due August 1, 2023 (CUSIP No. 071707AK9)
7.125% Debentures due 2028 (CUSIP No. 071707AG8)
6.95% Notes due 2007 (CUSIP No. 071707AH6)
5.90% Notes due 2008 (CUSIP No. 071707AL7)

The foregoing Securities are referred to herein as the “Affected Securities” and no series of Securities are amended or otherwise affected by this Supplemental Indenture other than the Affected Securities. Capitalized terms used in this Supplemental Indenture and not defined are used with the meanings given to such terms in the Original Indenture. This Supplemental Indenture is effective as of the date hereof.

WHEREAS, Section 902 of the Original Indenture provides that the Company and the Trustee may enter into a supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of modifying in any manner the rights of the Holders of Securities of each series with the consents of the Holders of not less than a majority in principal amount of each series affected by such supplemental indenture; and

WHEREAS, the Company has received written consents of the Holders of not less than a majority in principal amount of each series of the Affected Securities to the amendments to the Original Indenture set forth in this Supplemental Indenture and related waivers with respect to such series; and

WHEREAS, all other things necessary in order to execute and deliver this Supplemental Indenture and effect the amendments set forth herein have been obtained;

NOW, THEREFORE, in order to amend the terms of the Original Indenture with respect to all outstanding Securities of each series of the Affected Securities, in consideration of the premises, it is mutually agreed by the Company and the Trustee, for the equal and ratable benefit of all Holders of the Affected Securities, as follows:

1. Supplemental Indenture. This Supplemental Indenture supplements and amends the Original Indenture, as modified by the applicable supplemental indenture with respect to each series of Affected Securities, as set forth below:

(a) The 2004 Senior Convertible Securities due August 1, 2023, issued pursuant to Supplemental Indenture No. 6, dated as of December 20, 2004 (the “Senior Convertible Securities”);

(b) The Floating Rate Convertible Senior Notes due August 1, 2023, issued pursuant to Supplemental Indenture No. 5, dated as of August 4, 2003 (the “Convertible Senior Notes”);

(c) The 7.125% Debentures due 2028, issued pursuant to Supplemental Indenture No. 2, dated July 29, 1998 (the “2028 Debentures”);

(d) The 6.95% Notes due 2007, issued pursuant to Supplemental Indenture No. 3, dated November 21, 2002 (the “2007 Notes”); and

(e) The 5.90% Notes due 2008, issued pursuant to Supplemental Indenture No. 4, dated August 1, 2003 (the “2008 Notes”).

The Senior Convertible Securities and the Convertible Senior Notes are sometimes collectively referred to in the Supplemental Indenture as the “Convertible Securities” and the 2028 Debentures, the 2007 Notes and the 2008 Notes are sometimes collectively referred to herein as the “Notes”.

2.  Definitions. Section 101 of the Original Indenture is hereby amended to add the following definitions in appropriate alphabetical order:

“Consent Fee” means the payment defined as such with respect to the Affected Securities in the Solicitation Documents.

“Covenant Reversion Date” means 5:30 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Consent Fee, if due, for the Affected Securities in accordance with the Solicitation Documents, and (ii) October 2, 2006.

“Solicitation Documents” means, with respect to the Convertible Securities, the Company’s Consent Solicitation Statement, dated as of May 5, 2006, and the related Consent Form, each as may be amended and supplemented from time to time; and with respect to the Notes, the Company’s Offer to Purchase and Solicitation of Consents Statement, dated May 5, 2006, and the related Letter of Transmittal, each as may be amended and supplemented from time to time.

2. Defaults.

(a) Clause (4) of Section 501 of the Original Indenture is hereby amended to read in its entirety as follows:

(4) except as otherwise provided in this Section 501, default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(b) The following language is hereby added at the end of Section 501:

Notwithstanding any of the foregoing, the failure of the Company to comply with Sections 704 and 1004 of this Indenture, or §314 of the Trust Indenture Act, before 5:30 p.m., New York City time on the Covenant Reversion Date shall not constitute an Event of Default under clause (4) above.

3. Reports by Company. Section 704 of the Original Indenture is hereby amended to read in its entirety as follows:

Section 704: Reports by Company.

The Company shall, except as otherwise provided in this Section 704, file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Notwithstanding any other provision of this Section 704 or this Indenture, the documents and reports referred to in this Section 704 that the Company would have been required to file with the Commission or the Trustee on any date on or before the Covenant Reversion Date but for this sentence will not be required to be filed by the Company until the Covenant Reversion Date.

4. Statement by Officers as to Default. Section 1004 of the Original Indenture is hereby amended to read in its entirety as follows:

Section 1004: Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Notwithstanding any other provision of this Section 1004 or this Indenture, the Company will have no obligation to deliver an Officer’s Certificate, as referred to in the preceding sentence, relating to the breach of a covenant contained in Sections 704 or 1004 of this Indenture that occurred prior to the Covenant Reversion Date.

5. Waiver of Past Defaults. Pursuant to Section 513 of the Original Indenture, the Holders of a majority in aggregate principal amount of the relevant series of the Affected Securities have waived all defaults with respect to any breaches of Sections 501(4), 704 and 1004 of the Original Indenture and any defaults that shall have occurred with prior to the effective date of this Supplemental Indenture are deemed to have been cured for all purposes.

6.  Miscellaneous.

(a) Recitals by the Company. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Affected Securities and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

(b) Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

(c) Executed in Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

(d) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, to be effective as of the day and year first above written.

BAUSCH & LOMB INCORPORATED

By: /s/ Efrain Rivera
Name: Efrain Rivera
Title: Vice President and Treasurer

Attest:

/s/ Jean F. Geisel
Name: Jean F. Geisel
Title: Secretary

CITIBANK, N.A.,
as Trustee

By: /s/ John J. Byrnes
Name: John J. Byrnes, Jr.
Title: Vice President

Attest:

/s/ Kristen Driscoll
Name: Kristen Driscoll
Title: Vice President